SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                               FORM 8-K
                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  February 24, 2009



                       SCOTT'S LIQUID GOLD-INC.
         (Exact name of Registrant as specified in its charter)

   Colorado              001-13458              84-0920811
   (State or other       (Commission           (I.R.S. Employer
    jurisdiction of       File Number)          Identification No.)
    incorporation)

        4880 Havana Street, Denver, CO             80239

       (Address of principal executive offices) (Zip Code)

           Registrant's telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
	Exchange Act (17 CFR 240.14d-2(b))
[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
	Exchange Act (17 CFR 240.13e-4(c))









Item 5.02	Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2009, Brian L. Boberick was elected Treasurer, Chief Financial Office and Assistant Corporate Secretary of Scott's Liquid Gold-Inc. The Company announced this appointment in a press release dated February 25, 2009, a copy of which is an Exhibit to this Report and which is incorporated herein by this reference.

Mr. Boberick's compensation, as determined by the Board of Directors of the Company, consists of an annual salary of $135,000, an auto allowance of $6,000 annually, life and disability insurance with annual premiums currently at approximately $2,800 (which will likely increase later this year), income taxes on the life insurance, and a medical plan for executive officers providing for additional medical coverage of not more than $50,000 per year. At the time of his appointment, the Board of Directors also granted to Mr. Boberick a five-year stock option, which is being issued under the Company's 2005 Stock Incentive Plan as amended, is effective on February 26, 2009, has an exercise price of $0.17 (the closing market price on the grant date) and vests 1/48 every month after the date of grant.

In connection with his becoming an executive officer, the Company entered into an Indemnification Agreement with Mr. Boberick. This Agreement, which is in substantially the same form as indemnification agreements with directors and other executive officers of the Company, provides for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is an executive officer of the Company. The Indemnification Agreement also states certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.

Item 9.01	Financial Statements and Exhibits

Exhibit No. 		Document

10.1	Indemnification Agreement, dated February 24, 2009, between the
Company and Brian L. Boberick.

99.1	Press Release, dated February 25, 2009 regarding the election of Brian Boberick as Treasurer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SCOTT'S LIQUID GOLD-INC.
                                             (Registrant)

Date: February 27, 2009                      /s/ Brian L. Boberick
                                            ----------------------------
                                             By: Brian L. Boberick
                                             Chief Financial Officer and
                                             Treasurer